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                                                                    Exhibit 99.2

                                       HIGH COUNTRY BANCORP, INC.
                                            Stock Order Form
                          -----------------------------------------------------
                                                         EXPIRATION DATE
                          SALIDA BUILDING AND LOAN    for Stock Order Forms:
                                 ASSOCIATION                        , 1997
                          STOCK INFORMATION CENTER    12:00 Noon, Mountain Time
                            130 WEST 2ND STREET
                              SALIDA, CO 81067
                              (719)
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock
 Order Form Instructions as you complete this Form.
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                                            The minimum number of shares that
                                            may be subscribed for is 25
                                            shares. The maximum number of
                                            shares that may be purchased by
                                            any person in the Subscription
                                            Offering or in the Community
                                            Offering together with his or her
                                            associates or groups acting in
                                            concert is 25,000 shares. The
                                            maximum number of shares that may
                                            be purchased in the conversion by
                                            any person together with
                                            associates or groups acting in
                                            concert is 25,000 shares.
                                            Management has the authority to
                                            increase or decrease these
                                            limits.

(1) NUMBER OF SHARES     SUBSCRIPTION PRICE      (2) TOTAL PAYMENT DUE
    [______________]  X        $10.00         =      [_______________]

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[_](3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION   (6) PURCHASER INFORMATION
       Check here if you are a director,        A. [_] Eligible Account Holder--
       officer or employee of Salida Building      Check here if you were a
       and Loan Association or a member of         depositor of at least $50.00
       such person's immediate family.             at Salida Building and Loan
                                                   Association on December 31,
                                                   1995. Enter information below
                                                   for all deposit accounts that
                                                   you had at Salida Building
                                                   and Loan Association on
                                                   December 31, 1995.

---------------------------------------------   B. [_] Supplemental Eligible
[_] (4) METHOD OF PAYMENT/CHECK  Check Amount      Account Holder--Check here
        Enclosed is a check,     [__________]      if you were a depositor of
        bank draft or money                        at least $50.00 at Salida
        order made payable to                      Building and Loan
        Salida Building and                        Association on September
        Loan Association in                        30, 1997 but are not an
        the amount of:                             Eligible Account Holder.
                                                   Enter information below for
                                                   all deposit accounts that you
                                                   had at Salida Building and
                                                   Loan Association on September
                                                   30, 1997.

                                                C. [_] Other Member -- Check
                                                   here if you held a deposit
                                                   or loan at Salida Building
                                                   and Loan Association as of
                                                   __________, 1997 but are not
                                                   an Eligible Account Holder
                                                   or Supplemental Eligible
                                                   Account Holder.
-------------------------------------------
[_] (5) METHOD OF PAYMENT/WITHDRAWAL            D. [_] Local Community
        The undersigned authorizes withdrawal      Resident -- Check here if
        from the following account(s) at           you are a permanent resident
        Salida Building and Loan Association.      of Chaffee, Lake, Fremont
        There is no penalty for early              or Saguache County,
        withdrawal used for this payment.          Colorado.

 --------------------------------------         Account Title       Account
   Account Number(s)      Withdrawal         (Names on Accounts)    Number(s)
                          Amount(s)          ----------------------------------
 --------------------------------------      ----------------------------------
 --------------------------------------      ----------------------------------
 --------------------------------------
 --------------------------------------      PLEASE NOTE: FAILURE TO LIST
 Total Withdrawal Amount                     ALL YOUR ACCOUNTS MAY RESULT IN
                         --------------      THE LOSS OF PART OR ALL OF YOUR
                                             SUBSCRIPTION RIGHTS. IF
                                             ADDITIONAL SPACE IS NEEDED,
                                             PLEASE UTILIZE THE BACK OF THIS
                                             STOCK ORDER FORM.
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 (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
 [_] Individual           [_] Joint Tenants       [_] Tenants in Common

 [_] Fiduciary (i.e. trust, estate, etc.)         [_] Corporation or Partnership

 [_] Uniform Gifts to Minors Act                  [_] Other _________________

 (8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED Social Security # or Tax ID (PLEASE PRINT CLEARLY)
     [________________________________________]   [_________________________]
 Name(s) continued                                Social Security # or Tax ID
     [________________________________________]   [_________________________]
 Street Address                       City            State        Zip Code
     [____________________]  [________________]   [_________]   [___________]

 (9) TELEPHONE INFORMATION  Daytime               Evening    County of Residence
               [(___)_____________]  [(___)_____________]    [_________________]
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[_] (10) NASD AFFILIATION                           [_] (11) ASSOCIATE--ACTING
    Check here if you are a member of the National      IN CONCERT
    Association of Securities Dealers, Inc. ("NASD"),   Check here, and
    a person associated with an NASD member, a member   complete the reverse
    of the immediate family of any such person to       side of this Form, if
    whose support such person contributes, directly     you or any associates
    or indirectly, or the holder of an account in       (as defined on the
    which an NASD member or person associated with an   reverse side of this
    NASD member has a beneficial interest. To comply    Form) or persons
    with conditions under which an exemption from the   acting in concert
    NASD's Interpretation With Respect to Free-Riding   with you have
    and Withholding is available, you agree, if you     submitted other
    have checked the NASD Affiliation box, (i) not to   orders for shares in
    sell, transfer or hypothecate the stock for a       the Subscription
    period of 90 days following issuance, and (ii) to   and/or Community
    report this subscription in writing to the          Offerings.
    applicable NASD member within one day of payment therefor.
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 (12) ACKNOWLEDGMENT
 To be effective, this fully completed Stock Order Form must be actually received by Salida Building and Loan Association, no later than 12:00 p.m. Noon, Mountain Time, on ____, 1997, unless extended; otherwise this Stock
 Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to Salida Building and Loan Association or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Salida Building and Loan Association described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of Salida Building and Loan Association at a Special Meeting to be held on ____, 1997, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

 The undersigned agrees that after receipt by Salida Building and Loan Association, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days after the completion of the Subscription Offering) without the Association's consent, and if authorization to withdraw from deposit accounts at Salida Building and Loan Association has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

 Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.

 Applicable Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Salida Building and Loan Association and High Country Bancorp, Inc. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
 I acknowledge that the common stock offered is not a savings or deposit account and is not federally insured or guaranteed.

 A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE ACKNOWLEDGEMENT FORM ON THE REVERSE HEREOF.

SIGNATURE       DATE       SIGNATURE       DATE       DATE REC'D
[__________________]       [__________________]       [____________________]


 A SIGNED ACKNOWLEDGEMENT FORM MUST ACCOMPANY ALL STOCK ORDER FORMS
                              (SEE REVERSE SIDE)

          CATEGORY ___________  ORDER # __ BATCH ___    DEPOSIT ____________

Account Title (Names on    Account       Account Title (Names on     Account
       Accounts)          Number(s)             Accounts)           Number(s)
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------

ITEM (11)--(CONTINUED)

List below all other orders        "Associate" is defined as: (i) any
submitted by you or your           corporation or organization (other than
Associates (as defined) or by      Salida Building and Loan Association, High
persons acting in concert with     Country Bancorp, Inc., or a majority-owned
you.                               subsidiary of Salida Building and Loan
                        Number of  Association or High Country Bancorp, Inc.)
Name(s) listed on other  Shares    of which such person is an officer or
 Stock Order Forms       Ordered   partner or is, directly or indirectly, the
---------------------------------  beneficial owner of 10% or more of any class
---------------------------------  of equity securities; (ii) any trust or
---------------------------------  other estate in which such person has a
--------------------------------- substantial beneficial interest or as to --------------------------------- which such person serves as a director or in a similar fiduciary capacity; provided,
                                   however, such term shall not include High
                                   Country Bancorp, Inc.'s or Salida Building and Loan Association's employee benefit plans in which such person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; and
                                   (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a Director of Salida Building and Loan
                                   Association or High Country Bancorp, Inc. or any subsidiaries thereof.

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  A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF
                                  THIS FORM.

                             ACKNOWLEDGEMENT FORM

 I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY SALIDA BUILDING AND LOAN ASSOCIATION (THE "ASSOCIATION") OR BY THE FEDERAL GOVERNMENT.

 If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Midwest Region Director, Frederick R. Casteel at (972) 281-2000.

 I/We further certify that, before purchasing the common stock, par value $.01 per share, of High Country Bancorp, Inc., the proposed holding company for Salida Building and Loan Association, I/we received a Prospectus dated ____, 1997 (the "Prospectus").

 The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1. Risks Posed by Certain Lending Activities                        (page 1)
   2. Anticipated Low Return on Equity Following Conversion            (page 1)
   3. Future of Thrift Industry                                        (page 2)
   4. Potential Effects of Changes in Interest Rates and the Current
      Interest Rate Environment                                        (page 2)
   5. Limited and Illiquid Market for the Common Stock                 (page 3)
   6. Articles of Incorporation, Bylaw and Statutory Provisions That
      Could Discourage Hostile Acquisitions of Control                 (page 3)
   7. Dependence on Key Personnel                                      (page 4)
   8. Possible Income Tax Consequences of Distribution of Subscription
      Rights                                                           (page 4)
   9. Possible Dilutive Effect of MRP and Stock Options                (page 4)
  10. Potential Impact on Voting Control of Purchases by Management    (page 5)
  11. Potential Cost of ESOP and MRP                                   (page 5)

 Signature               Date            Signature               Date
 [_______________________________]       [_______________________________]

 Name (Please Print)                     Name (Please Print)
 [_______________________________]       [_______________________________]